Exhibit 99.1

FOR IMMEDIATE RELEASE

SUNOPTA RECEIVES NOTICE FROM NASDAQ DUE TO LATE FILING OF FORM 10-K

TORONTO, April 4, 2008 – SunOpta Inc. (Nasdaq: STKL) (TSX: SOY) today announced that as expected it has received a written Staff Determination notice from The Nasdaq Stock Market (“Nasdaq”) dated April 2, 2008, advising that the Company is not in compliance with Nasdaq’s Marketplace Rule 4310(c)(14) as a result of delays in the filing of its Annual Report on Form 10-K for the fiscal year ended December 31, 2007.

As previously announced, due to certain errors in the costing of inventory and the reconciliation of third party inventories in the Company’s berry operations, management has determined that previously issued interim financial statements included in the Company’s 2007 quarterly reports should not be relied upon and a restatement of these results is required.  In hand with this determination, the Company’s Audit Committee has commenced an investigation into the accounting issues within the Company’s berry operations and has retained independent legal counsel and accountants to assist with this matter.  As a result, the Company has delayed the filing of its 2007 Form 10-K until the Company has completed the restatement of previous quarters, the Audit Committee has completed its independent investigation, and the 2007 financial statement audit is completed.  The Company is working to complete this process as quickly as possible and will file the 2007 Form 10-K as soon as practicable.

As a result of this filing delay, the Company’s securities become subject to delisting from The Nasdaq Global Market at the opening of business on April 11, 2008 unless the Company appeals the Staff Determination.  The Company intends to appeal the notice and will request a hearing before the Nasdaq Listing Qualifications Panel to review the Staff Determination.  Until a decision is made by the Panel, the Company’s common stock will remain listed on The Nasdaq Global Market.  However, there can be no assurance that the Panel will grant the Company’s request for continued listing.

About SunOpta Inc.

SunOpta Inc. is an operator of high-growth ethical businesses, focusing on integrated business models in the natural and organic food, supplements and health and beauty markets.  The Company has three business units:  the SunOpta Food Group, which specializes in sourcing, processing and distribution of natural and organic food products integrated from seed through packaged products; Opta Minerals Inc. (TSX:OPM) (66.7% owned by SunOpta), a producer, distributor, and recycler of environmentally friendly industrial materials; and the SunOpta BioProcess Inc. which engineers and markets proprietary steam explosion technology systems for the pulp, bio-fuel and food processing industries.  Each of these business units has proprietary products and services that give it a solid competitive advantage in its sector.

Forward Looking Statements

Certain statements included in this press release may constitute “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995.  These forward-looking statements include, but are not limited to references to expected financial results, business strategies, competitive strengths, goals, capital expenditure plans, business and operational growth plans and references to the future growth of the business.  These forward looking statements are based on certain assumptions and analyses made by the Company in light of its experience and its interpretation of current conditions, historical trends and expected future developments as well as other factors that the Company believes are appropriate in the circumstance.  However, whether actual results and developments will agree with expectations and predications of the Company is subject to many risks and uncertainties including, but not limited to final 2007 financial results, the Company’s ability to address inventory issues in its berry operations, the outcome of any pending litigation; general economic, business or market risk conditions; competitive actions by other companies; changes in laws or regulations or policies of local governments, provinces and states as well as the governments of United States and Canada, many of which are beyond the control of the Company.  Consequently all forward-looking statements made herein are qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated by the Company will be realized.

For further information, please contact:

SunOpta Inc.	Investment Community Inquiries:
Jeremy N. Kendall, Chairman	Lytham Partners, LLC
Steve Bromley, President & CEO	Joe Diaz
Joseph Riz, Executive Vice President	Robert Blum
John Dietrich, Vice President & CFO	Joe Dorame
Susan Wiekenkamp, Information Officer
Tel: 905-455-2528, ext 103	Tel: 602-889-9700
susan.wiekenkamp@sunopta.com	diaz@lythampartners.com
Website: www.sunopta.com